UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Renovacor Announces the Appointment of Jiwen Zhang, Ph.D., as Senior Vice President, Regulatory Affairs and Quality Assurance

Dr. Zhang has over 20 years of experience in regulatory affairs, with over a decade specifically in the field of cell and gene therapy

PHILADELPHIA, July 12, 2021 (GLOBE NEWSWIRE) — Renovacor, Inc. (“Renovacor”), an early-stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for devastating cardiovascular and central nervous system diseases resulting from BAG3 gene variants, today announced the appointment of Jiwen Zhang, Ph.D., as senior vice president, regulatory affairs and quality assurance.

“Jiwen’s extensive regulatory expertise and experience advancing AAV-based gene therapies into the clinic will be invaluable assets for Renovacor,” said Magdalene Cook, M.D., chief executive officer of Renovacor. “She has successfully built regulatory affairs functions at companies of varying sizes, which leaves her well positioned for success as a member of our leadership team. It is my pleasure to welcome Jiwen to Renovacor and I look forward to working with her as we progress towards REN-001’s anticipated IND filing in mid-2022.”

Dr. Zhang commented, “This is an exciting time to be joining Renovacor. The Company is advancing towards the clinic with an innovative product candidate that has led to compelling improvements in cardiac function in multiple preclinical models of heart failure. Its lead indication of BAG3-associated familial dilated cardiomyopathy is a devastating monogenic cardiovascular disease that provides the potential for multiple regulatory designations designed to accelerate drug development. I look forward to working with my new colleagues to advance REN-001 down its regulatory path and am thrilled to be part of the Renovacor team.”

Dr. Zhang brings over 20 years of experience in regulatory affairs to Renovacor, and has over a decade of experience working specifically in the cell and gene therapy space. She most recently served as vice president, head of regulatory affairs at Passage Bio, Inc., an AAV-based gene therapy company. Within two years of joining Passage Bio, Dr. Zhang built a robust regulatory affairs function that led to the filing of three original IND applications and obtained Fast Track and Orphan Drug designations for each AAV product across the U.S. and European Union. Prior to her time at Passage Bio, Dr. Zhang worked as executive director, head of regulatory affairs at Tmunity Therapeutics, Inc., where she led her team to three successful meetings with the United States Food and Drug Administration (FDA) and the company’s first IND filing for its gene modified chimeric antigen receptor (CAR) T cell therapy within a year of the company’s inception. Dr. Zhang also previously worked for over seven years at GE Healthcare and was responsible for building a regulatory affairs function to support the company’s newly formed cell technology and regenerative medicine business. Before joining GE Healthcare, Dr. Zhang held roles of increasing responsibility at several companies including Merck and Co. Inc., Wyeth Pharmaceuticals (now Pfizer) and Sanofi. In addition to her roles in the biopharma industry, Dr. Zhang also served as the President of the Standards Coordinating Body for Regenerative Medicine (SCB), a non-profit organization that was awarded an FDA contract in October 2017 to develop regenerative medicine standards. Dr. Zhang continues to work with SCB as a member of its board of directors. She also serves on the Scientific Advisory Board for Axion Biosystems, a leading life science tools company focused on developing and commercializing label-free, bioelectronic assays used to study the function of live cells. Dr. Zhang has a Ph.D. in physiology and neurobiology from Rutgers University and a bachelor’s degree in biology from the University of Science and Technology of China.

About Renovacor

Renovacor is a preclinical stage gene therapy company developing a pipeline of innovative and proprietary AAV-based gene therapies for BAG3 gene mutation-associated diseases in areas of high unmet medical need. Renovacor’s therapeutic focus is initially on cardiovascular disease, with a lead program in BAG3 mutation-associated dilated cardiomyopathy. For more information, please visit www.renovacor.com. No part of Renovacor’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

Renovacor previously announced that it had entered into a merger agreement with Chardan Healthcare Acquisition 2 Corp. (NYSE: CHAQ) (“CHAQ”), a special purposes acquisition company. Completion of the proposed merger is subject to approval by the stockholders of CHAQ and certain other conditions. The proposed merger is expected to close in the third quarter of 2021.

About Chardan Healthcare Acquisition Corp.

CHAQ is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAQ raised approximately $86.0 million in April 2020 for the purpose of combining with a public or privately-held operating business. CHAQ was founded and sponsored by affiliates of Chardan Capital Markets LLC. CHAQ is Chardan’s sixth publicly traded acquisition vehicle.

Additional Information and Where to Find It

This communication is being made in respect of a proposed transaction between Renovacor and CHAQ. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CHAQ intends to file a proxy statement, which will be sent to all CHAQ and Renovacor stockholders. CHAQ also will file other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CHAQ AND RENOVACOR ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by CHAQ through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by CHAQ may be obtained free of charge from CHAQ’s website at https://www.chardanhealthcarespac.com/ or by written request to CHAQ at Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004.

Participants in Solicitation

CHAQ and Renovacor and their respective directors and officers may be deemed to be participants in the solicitation of proxies from CHAQ’s stockholders in connection with the proposed transaction. Information about CHAQ’s directors and executive officers and their ownership of CHAQ’s securities is set forth in CHAQ’s filings with the SEC, including CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021. To the extent that holdings of CHAQ’s securities have changed since the amounts printed in CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the above paragraph.

Forward-Looking Statements Legend

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated timing of the transaction and Renovacor’s products under development. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of CHAQ’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statement discussed above and other documents filed by CHAQ from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor and CHAQ assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Renovacor nor CHAQ gives any assurance that either Renovacor or CHAQ will achieve its expectations.

Investor Contact:

John Mullaly

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Media Contact:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com